                                                                   EXHIBIT 2.1.1

THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT, DATED AS OF AUGUST 16, 1996, BY AND AMONG BRUCE H. WHITEHEAD, AS AGENT, UNISON HEALTHCARE CORPORATION, A DELAWARE CORPORATION, AND IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION.

                             MODIFICATION AGREEMENT

         By this Modification Agreement (this "Agreement"), dated as of August 28, 1996, Unison HealthCare Corporation, a Delaware corporation, f/k/a SunQuest HealthCare Corporation ("Buyer"), BritWill HealthCare Company, a Delaware corporation ("BritWill"), and Bruce H. Whitehead, as agent for the former shareholders of BritWill pursuant to a Collection Agency Agreement dated as of August 10, 1995 ("Seller"), confirm and agree as follows:

SECTION 1 - RECITALS

         1.1 On or about August 10, 1995, Buyer, Seller and BritWill entered into an Amended and Restated Purchase Agreement, pursuant to which Buyer acquired from Seller 100% of the capital stock of BritWill for a purchase price of $32,000,000, payable by a $19,500,000 promissory note (the "Subordinated Note"), a $5,500,000 promissory note (the "Term Note") and a $7,000,000 convertible debenture.

         1.2 In or about November 1995, Buyer, Seller and BritWill entered into a Second Amended and Restated Purchase and Sale Agreement dated as of August 10, 1995 (as subsequently modified, the "Purchase Agreement"), which restated and replaced the Amended and Restated Purchase Agreement, and, among other things, provided for the following:

                  (a) The fixed purchase price was reduced from $32,000,000 to $26,000,000, by reducing the Subordinated Note from $19,500,000 to $13,500,000;

                  (b) The $6,000,000 purchase price and Subordinated Note reduction and the interest reductions arising therefrom were recharacterized as contingent obligations;

                  (c) Increasing monthly revenue thresholds, as set forth on
         Schedule 1 attached hereto, were established, which if met, would trigger Unison's obligation to pay the contingent amounts. Net revenues of $150,000,000 would trigger in full Unison's obligation to pay the contingent obligation in August 2000;

                  (d) The Subordinated Note and the principal portion of the contingent obligations were due in full upon any debt or equity financing of $10,000,000 or more following Buyer's initial public offering; and

                  (e) The effective date for all changes was August 10, 1995.

         1.3 On or about April 15, 1996, Buyer, Seller and BritWill entered into a Modification Agreement and a Contingent Payment Agreement (collectively, the "Prior Modification"), which modified the Purchase Agreement and certain related documents in a number of respects, including the following:

                  (a) The fixed purchase price was reduced from $26,000,000 to $20,601,597.25, by (i) reducing the Subordinated Note from $13,500,000 to $8,000,000, and (ii) increasing the Term Note from $5,500,000 to $5,601,597.25. (The Term Note was deemed paid in full as of January 2, 1996, without the accrual of any interest.)

                  (b) The interest rate in effect at any time under the Subordinated Note was reduced by 400 basis points (4%).

                  (c) The revenue thresholds provided in Schedule 1 for the payment of contingent amounts were expanded to apply to the entire Lump Sum Contingent Payment arising from revisions to the Subordinated Note that reduced the face amount thereof by $11,500,000; provided, however, the Lump Sum Contingent Payment will be reduced by the amount of the Reclassified Items, totalling up to approximately $1,400,000, with the final adjustment for the Reclassified Items to take effect on the Reclassification Date.

                  (d) Over the time period from January 1, 1997 through August 9, 2000, Seller will have the right to "earn back" any reductions for the Reclassified Items at the rate of 10% per fiscal quarter, provided that Buyer meets specific revenue thresholds set forth in Schedule 2 attached hereto and in Schedule 2 to the Contingent Payment Agreement. These revenue thresholds are substantially higher than the revenue thresholds established for the accrual of Buyer's obligation to pay contingent amounts generally, as referenced in Section 1.3(c) above.

                  (e) If Buyer prepays the Lump Sum Contingent Payment prior to the Reclassification Date, Seller will pay Buyer the amount of any Reclassified Items within 30 days after the Reclassification Date, and thereafter Buyer will reimburse Seller for any "earn backs" pursuant to
         Section 1.3(d) above. If Buyer prepays the Lump Sum Contingent Payment after the Reclassification Date, the prepayment will be reduced by the amount of the adjustment for the Reclassified Items, with Buyer again obligated to reimburse Seller for any "earn backs." Reimbursement payments by Buyer under either of the above prepayment scenarios would be made on a quarterly basis upon achievement of the applicable revenue threshold.

                  (f) New conditions were established whereby the contingent obligations could be converted into fixed obligations. If Buyer commits an event that allows for conversion of the contingent obligations to fixed obligations,

         Buyer forfeits any benefit that it previously received from any reduction for the Reclassified Items.

                  (g) The covenant requirements for Buyer's cash flow to current obligations ratio were modified and Buyer's current ratio was reduced.

                  (h) The parties agreed that the representations and warranties and indemnifications in the Purchase and Sale Agreement would lapse on January 1, 1997.

                  (i) The parties agreed to an effective date for all changes of August 10, 1995.

         1.4 On or about April 29, 1996, Buyer notified Seller and BritWill of Buyer's desire to modify further the Purchase Agreement on the terms and conditions set forth herein.

         1.5 Buyer, Seller and BritWill now have agreed to modify further the Purchase Agreement and related documents on the terms and conditions set forth herein.

SECTION 2 - MODIFICATIONS OF DOCUMENTS

         2.1 The Purchase Agreement, Subordinated Note and Contingent Payment Agreement are hereby modified to provide that upon the next "Qualifying Financing," which shall be a debt or equity financing of $10,000,000 or greater by Buyer, Buyer shall not be obligated to make payment of more than one-half of the "Full Balance," which shall be the aggregate, outstanding amount of the Subordinated Note and the Lump Sum Contingent Payment outstanding prior to such financing (i.e., assuming no prepayments and exclusive of interest and costs, the "Full Balance" would be $19,500,000 and the required payment would be $9,750,000). Any portion of the Full Balance not paid upon the next Qualifying Financing shall be paid in full upon the first Qualifying Financing thereafter. If Buyer elects not to pay the Full Balance upon the next Qualifying Financing, Buyer shall have no obligation to make the minimum payment of one-half of the Full Balance prior to January 1, 1997; however, if Buyer does not pay the Full Balance upon the next Qualifying Financing, Seller shall be deemed to have "earned back" all Reclassified Items.

         2.2 The Contingent Payment Agreement is hereby modified to (i) increase the earn back percentage for each quarter within which the applicable earn back threshold is met from 10% to 20%, and (ii) make the earn backs cumulative so that meeting the earn back revenue threshold for any quarter results in deemed satisfaction of all prior earn back thresholds.

         2.3 The Contingent Payment Agreement is hereby modified to provide that if Buyer prepays the Lump Sum Contingent Payment in full prior to the Reclassification Date, and a reduction for Reclassified Items occurs thereafter, Seller's obligation to repay Buyer for the Reclassified Items shall be (i) evidenced by a noninterest bearing note, due and payable in full on August 9, 2000, and (ii) subject to reduction for any "earn backs" in the manner described in the Contingent Payment Agreement.

         2.4 Buyer shall cause the Pledgors and their spouses to execute the Consent and Agreement of Pledgors attached hereto, which, among other things, will modify the Pledge Agreements to secure all of the obligations of Buyer, as modified herein.

SECTION 3 - OTHER MODIFICATIONS, RATIFICATION AND AGREEMENTS; RETROACTIVE APPLICATION OF ALL MODIFICATIONS

         3.1 All references to the Purchase Agreement, Subordinated Note, Contingent Payment Agreement and Pledge Agreements in such documents and in any other documents related to or entered into in connection with the acquisition by Buyer of BritWill (the "Other Documents") are hereby amended to refer to the Purchase Agreement, Subordinated Note, Contingent Payment Agreement and Pledge Agreements, as hereby amended.

         3.2 All terms, conditions and provisions of the Purchase Agreement, Subordinated Note, Contingent Payment Agreement, Pledge Agreements and Other Documents are continued in full force and effect and shall remain unaffected and unchanged except as specifically amended hereby. Buyer, Seller and BritWill hereby ratify and reaffirm the Purchase Agreement, Subordinated Note, Contingent Payment Agreement, Pledge Agreements and Other Documents, as hereby amended.

SECTION 4 - GENERAL

         4.1 The parties shall execute and deliver such additional documents and do such other acts as may be reasonably required to fully implement the intent of this Agreement.

         4.2 This Modification shall be binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

         4.3 Capitalized terms not otherwise defined herein shall have the definitions ascribed to those terms in the Purchase Agreement and/or Prior Modification, as appropriate.

         4.4 This Agreement shall be governed by and construed according to the laws of the State of Texas.

         4.5 This Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original, and all counterparts, taken together, shall constitute one and the same Agreement. Delivery by any party of a facsimile signature shall constitute effective delivery of an original signature hereto.

         IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                   BRITWILL HEALTHCARE COMPANY, a Delaware
                                   corporation



                                   By /s/ Jerry M. Walker
                                      ------------------------------------------
                                        Jerry M. Walker, President and Chief
                                        Executive Officer


                                   UNISON HEALTHCARE CORPORATION (fka SUNQUEST
                                   ---------------------------------------------
                                   HEALTHCARE CORPORATION), a Delaware
                                   corporation



                                   By /s/ Jerry M. Walker
                                      ------------------------------------------
                                        Jerry M. Walker, President and Chief
                                        Executive Officer



                                   /s/ Bruce H. Whitehead
                                   ---------------------------------------------
                                   BRUCE H. WHITEHEAD, as agent for the former
                                   shareholders of BritWill pursuant to a
                                   Collection Agency Agreement dated as of
                                   August 10, 1995



THIS INSTRUMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT, DATED AS OF AUGUST 16, 1996, BY AND AMONG BRUCE H. WHITEHEAD, AS AGENT, UNISON HEALTHCARE CORPORATION, A DELAWARE CORPORATION, AND IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION.

                        CONSENT AND AGREEMENT OF PLEDGORS

         Each of the undersigned Pledgors executed a Pledge Agreement of even date with the Purchase Agreement. Each of the Pledgors hereby consents and agrees to the modifications and all other matters contained in the foregoing Modification Agreement and agrees that his respective Pledge Agreement constitutes collateral security for the due payment and performance of all obligations of Buyer under the Purchase Agreement, as modified by the Prior Modification and by the foregoing Modification Agreement.

         Except as expressly amended herein, all of the terms of the Pledge Agreement shall remain unchanged and shall continue in full force and effect.

         DATED as of August 28, 1996.



                                        /s/ Jerry M. Walker
                                        ----------------------------------------
                                        JERRY M. WALKER



                                        /s/ Phillip R. Rollins
                                        ----------------------------------------
                                        PHILLIP R. ROLLINS



                                        /s/ Paul J. Contris
                                        ----------------------------------------
                                        PAUL J. CONTRIS



                                        /s/ Craig R. Clark
                                        ----------------------------------------
                                        CRAIG R. CLARK

                                                                      "PLEDGORS"

                        CONSENT AND AGREEMENT OF SPOUSES

         Each of the undersigned hereby approves of and consents to all provisions of the Modification Agreement and the attachments thereto, the terms and provisions of which are incorporated herein by reference. Each of the undersigned further reconfirms their prior consent and agreement to the Pledge Agreement executed by their respective spouse, and agrees to take no action at any time to hinder performance by anyone under the Pledge Agreement or to commit any act which would have a material adverse effect upon the ability of any party to perform pursuant to the terms of the Pledge Agreement.

         Dated as of August 28, 1996.



                                        /s/ Carol Walker
                                        ----------------------------------------
                                        CAROL WALKER



                                        /s/ Cynthia Rollins
                                        ----------------------------------------
                                        CYNTHIA ROLLINS



                                        /s/ Tammi Contris
                                        ----------------------------------------
                                        TAMMI CONTRIS



                                        /s/ Kathy Clark
                                        ----------------------------------------
                                        KATHY CLARK

                                   SCHEDULE 1

                                                             Consolidated Total
                              Second Preceding               Revenues for Second
Month                         Month                          Preceding Month
10/95                         8/95                           $8,000,000

11/95                         9/95                            8,056,000

12/95                         10/95                           8,112,392

1/96                          11/95                           8,169,179

2/96                          12/95                           8,226,363

3/96                          1/96                            8,283,948

4/96                          2/96                            8,341,935

5/96                          3/96                            8,400,329

6/96                          4/96                            8,459,131

7/96                          5/96                            8,518,345

8/96                          6/96                            8,577,973

9/96                          7/96                            8,638,019

10/96                         8/96                            8,698,485

11/96                         9/96                            8,759,375

12/96                         10/96                           8,820,690

1/97                          11/96                           8,882,435

2/97                          12/96                           8,944,612

3/97                          1/97                            9,007,224

4/97                          2/97                            9,070,275

5/97                          3/97                            9,133,767

6/97                          4/97                            9,197,703

7/97                          5/97                            9,262,087

8/97                          6/97                            9,326,922

9/97                          7/97                            9,392,210

10/97                         8/97                            9,457,956

11/97                         9/97                            9,524,161

12/97                         10/97                           9,590,831

1/98                          11/97                           9,657,966

2/98                          12/97                           9,725,572

3/98                          1/98                            9,793,651

4/98                          2/98                            9,862,207

5/98                          3/98                            9,931,242

6/98                          4/98                           10,000,761

7/98                          5/98                           10,070,766

8/98                          6/98                           10,141,262

9/98                          7/98                           10,212,250

10/98                         8/98                           10,283,736

11/98                         9/98                           10,355,722

12/98                         10/98                          10,428,212

1/99                          11/98                          10,501,210

2/99                          12/98                          10,574,718

3/99                          1/99                           10,648,741

4/99                          2/99                           10,723,283

5/99                          3/99                           10,798,346

6/99                          4/99                           10,873,934

7/99                          5/99                           10,950,052

8/99                          6/99                           11,026,702

9/99                          7/99                           11,103,889

10/99                         8/99                           11,181,616

11/99                         9/99                           11,259,887

12/99                         10/99                          11,338,707

1/00                          11/99                          11,418,077

2/00                          12/99                          11,498,004

3/00                          1/00                           11,578,490

4/00                          2/00                           11,659,539

5/00                          3/00                           11,741,156

6/00                          4/00                           11,823,344

7/00                          5/00                           11,906,108

8/00                          6/00                           11,989,451

                                   SCHEDULE 2

                                                                   CONSOLIDATED
QUARTER ENDED                                                      TOTAL REVENUE
- -------------                                                      -------------
3/31/97                                                            $31,939,967
6/30/97                                                             33,497,746
9/30/97                                                             35,131,501
12/31/97                                                            36,884,938

3/31/98                                                             38,641,943
6/30/98                                                             40,526,591
9/30/98                                                             42,503,159
12/31/98                                                            44,576,126

3/31/99                                                             46,750,197
6/30/99                                                             49,030,303
9/30/99                                                             51,421,613
12/31/99                                                            53,929,553

3/31/00                                                             56,559,811
6/30/00                                                             59,318,351




                                       -1-